Exhibit 21.1

Subsidiaries of the Registrant

Name of Entity	Jurisdiction

Qfeeltech (Beijing) Co., Ltd.

SharkNinja (Hong Kong) Company Limited

SharkNinja Appliance LLC

SharkNinja Appliance UK Holdco Ltd.

SharkNinja Canada Co.

SharkNinja Europe Limited

SharkNinja France S.A.S.

SharkNinja Germany GmbH

SharkNinja Global SPV, Ltd.

SharkNinja Global SPV 2 Limited

SharkNinja Holdco SPV Limited

SharkNinja Iberia Socieded Limitada

SharkNinja International Holding Company

SharkNinja Italy S.r.l.

SharkNinja Management LLC

SharkNinja Midco LLC

SharkNinja Operating LLC

SharkNinja Sales Company

SharkNinja UK EP Ltd.

SharkNinja Venus Technology Company Limited

SharkNinja Vietnam Company Limited

Shenzhen SharkNinja Technology Co., Ltd.

Suzhou SharkNinja Technology Co., Ltd.

People's Republic of China

Hong Kong

Delaware

United Kingdom

Canada

United Kingdom

France

Germany

Cayman Islands

Cayman Islands

Cayman Islands

Spain

Delaware

Italy

Delaware

Delaware

Delaware

Delaware

United Kingdom

Hong Kong

Vietnam

People's Republic of China

People's Republic of China